Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Twenty-six Weeks Ended July 3, 2010

Warren, MI – July 29, 2010 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen and twenty-six weeks ended July 3, 2010.

For the thirteen weeks ended July 3, 2010, operating revenues increased 28.7%, or $34.4 million, to $154.3 million from $119.9 million for the thirteen weeks ended June 27, 2009. Included in operating revenues are fuel surcharges of $14.6 million and $7.4 million for the thirteen weeks ended July 3, 2010 and June 27, 2009, respectively. Net income increased by $3.3 million, to $4.6 million, or $0.29 per basic and diluted share for the thirteen weeks ended July 3, 2010, from $1.3 million, or $0.08 per basic and diluted share, for the thirteen weeks ended June 27, 2009. Included in net income for the thirteen weeks ended July 3, 2010 were $2.1 million, or $0.13 per basic and diluted share, of after-tax gains on the sales of marketable securities classified as available for sale. Included in net income for the thirteen weeks ended June 27, 2009 were $0.2 million, or $0.01 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable securities classified as available for sale.

Universal’s truckload revenue in the second quarter of 2010 increased by 29.3% to $97.1 million from $75.1 million in the corresponding period of 2009. Included in truckload revenue in the second quarter of 2010 is $12.7 million of revenue from our acquisitions completed since the third quarter of 2009. Brokerage revenue in the second quarter of 2010 increased by 33.1% to $34.8 million from $26.1 million in the corresponding period of 2009. Included in brokerage revenue in the second quarter of 2010 is $7.9 million of revenue from our acquisitions completed since the third quarter of 2009. Intermodal revenue in the second quarter of 2010 increased by 20.2% to $22.5 million from $18.7 million in the corresponding period of 2009.

For the twenty-six weeks ended July 3, 2010, operating revenues increased 24.9%, or $58.4 million, to $293.3 million from $234.9 million for the twenty-six weeks ended June 27, 2009. Included in operating revenues are fuel surcharges of $26.3 million and $15.3 million for the first two quarters of 2010 and 2009, respectively. Net income increased by $5.2 million, to $6.6 million, or $0.42 per basic and diluted share for the first half of 2010, from $1.4 million, or $0.09 per basic and diluted share, for the first half of 2009. Included in net income for the first half of 2010 were $3.2 million, or $0.20 per basic and diluted share, of after-tax gains on the sales of marketable securities classified as available for sale. Included in net income for the first half of 2009 were $0.7 million, or $0.04 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable securities classified as available for sale.

Universal’s truckload revenue in the first half of 2010 increased by 27.5% to $183.3 million from $143.8 million in the corresponding period of 2009. Included in truckload revenue in the first half of 2010 is $24.0 million from our acquisitions completed since the third quarter of 2009. Brokerage revenue in the first half of 2010 increased by 24.7% to $67.2 million from $53.9 million in the corresponding period of 2009. Included in brokerage revenue in the first half of 2010 is $14.9 million from our acquisitions completed since the third quarter of 2009. Intermodal revenue in the first half of 2010 increased by 15.2% to $42.9 million from $37.3 million in the corresponding period of 2009.

“Our second quarter has been a continuation of trends seen earlier in the year,” stated Universal’s President and CEO Don Cochran. “Load counts, rates and margins are showing signs of recovery in the truckload, brokerage and intermodal segments of the business. We are encouraged with the economic climate and our results in the 2nd quarter and we are cautiously optimistic that these trends will continue for the second half of 2010.”

Universal Truckload Services, Inc. is primarily an asset light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services, which allow us to supplement our capacity and provide our customers with transportation of freight not handled by our owner-operators, and full service international freight forwarding and customs house brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Operating revenues:

Truckload	$97,055	$75,066	$183,266	$143,781

Brokerage	34,757	26,120	67,161	53,877

Intermodal	22,492	18,711	42,921	37,265

Total operating revenues	154,304	119,897	293,348	234,923

Operating expenses:

Purchased transportation	116,894	88,947	222,301	175,032

Commissions expense	9,882	8,060	18,861	15,662

Other operating expense	3,835	2,117	7,249	4,502

Selling, general, and administrative	13,132	10,602	25,884	22,443

Insurance and claims	3,801	5,241	8,130	9,023

Depreciation and amortization	2,692	2,576	5,385	5,138

Total operating expenses	150,236	117,543	287,810	231,800

Income from operations	4,068	2,354	5,538	3,123

Interest income (expense), net	26	23	50	3

Other non-operating income (expense)	3,699	(294)	5,595	(820)

Income before provision for income taxes	7,793	2,083	11,183	2,306

Provision for income taxes	3,220	778	4,545	862

Net income	$4,573	$1,305	$6,638	$1,444

Earnings per common share:

Basic	$0.29	$0.08	$0.42	$0.09

Diluted	$0.29	$0.08	$0.42	$0.09

Weighted average number of common shares outstanding:

Basic	15,980	15,980	15,980	15,985

Diluted	15,980	15,980	15,980	15,985

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 3, 2010	December 31, 2009

Assets

Cash and cash equivalents	$2,035	$953

Marketable securities	12,547	15,721

Accounts receivable – net	70,894	60,701

Other current assets	11,498	12,249

Total current assets	96,974	89,624

Property and equipment – net	76,451	76,246

Other long-term assets – net	34,557	35,741

Total assets	$207,982	$201,611

Liabilities and shareholders’ equity

Total current liabilities	$41,372	$40,305

Total long-term liabilities	5,352	6,881

Total liabilities	46,724	47,186

Total shareholders’ equity	161,258	154,425

Total liabilities and shareholders’ equity	$207,982	$201,611

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Average number of tractors provided by owner-operators
Truckload	2,439	2,620	2,470	2,686
Intermodal	635	685	627	704

Total	3,074	3,305	3,097	3,390

Truckload Revenues:
Average operating revenues per loaded mile	$2.58	$2.27	$2.46	$2.31
Average operating revenues per loaded mile, excluding fuel surcharges	$2.26	$2.09	$2.17	$2.12
Average operating revenues per load	$1,007	$949	$967	$953
Average operating revenues per load, excluding fuel surcharges	$882	$875	$853	$873
Average length of haul (2)	389	418	393	412
Number of loads	96,415	79,081	189,533	150,920

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$1.98	$1.89	$1.95	$1.94
Average operating revenues per load (1)	$1,261	$1,098	$1,229	$1,108
Average length of haul (1)(2)	636	581	629	572
Number of loads (1)	21,342	21,813	42,039	44,696

Intermodal Revenues:
Drayage (in thousands)	$20,390	$16,889	$38,950	$33,438
Depot (in thousands)	$2,102	$1,822	$3,971	$3,827

Total (in thousands)	$22,492	$18,711	$42,921	$37,265

Average operating revenues per loaded mile	$3.40	$3.17	$3.27	$3.37
Average operating revenues per loaded mile, excluding fuel surcharges	$2.98	$2.89	$2.88	$3.05
Average operating revenues per load	$296	$277	$299	$282
Average operating revenues per load, excluding fuel surcharges	$259	$252	$263	$255
Number of loads	68,845	60,961	130,352	118,383

(1)	Excludes operating data from CrossRoad Carriers, Inc., D. Kratt International, Inc., and Cavalry Transportation, Inc. in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.